EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nannaco, Inc. of our report dated January 29, 2004 on the financial statements of Nannaco, Inc. as of September 30, 2003 and for the year then ended.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
November 3, 2004